Exhibit 21.1

JURISDICTION
	NAME OF SUBSIDIARY	OF FORMATION
	Bayview Apartments, LLC	North Dakota
	Brambles, LLC	North Dakota
	Bridgeport Apartments, LLC	North Dakota
	Candlelight Apartments, LLC	Delaware
	Columbia West Apartments, LLC	North Dakota
	Courtyard Apartments, LLC	Minnesota
	Dellwood Estates, LLC	Minnesota
	Diamond Bend Sterling, LLC	Colorado
**	Emory North Liberty, LC	Iowa
	Flickertail Apartments, LLC	North Dakota
	Fossil Creek 270, LLC	Texas
	Garden Grove Apartments, LLC	North Dakota
**	Grand Forks INREIT, LLC	North Dakota
	INREIT Alexandria, LLC	Delaware
	INREIT Batesville, LLC	North Dakota
	INREIT Fayetteville, LLC	North Dakota
	INREIT Fed-3, LLC	North Dakota
	INREIT Maple Ridge, LLC	North Dakota
	INREIT Stonybrook, LLC	Delaware
	Maplewood Bend Apartments, LLC	North Dakota
	Montreal Courts Apartments, LLC	Minnesota
	Pebble Creek Apartments, LLC	North Dakota
	Richfield Harrison Apartments, LLC	North Dakota
	Rosemount Cosgrove, LLC	Delaware
***	SE Brooklyn Park, LLC	Minnesota
***	SE Maple Grove, LLC	Minnesota
***	SE Rogers, LLC	Minnesota
*****	SE Rosemount, LLC	Minnesota
***	SE Savage, LLC	Minnesota
******	SHG Emory North Liberty, LLC	Iowa
***	SRENOR1, LLC	Minnesota
***	SRENOR2, LLC	Minnesota
****	ST Fossil Creek, LLC	Texas
****	ST Oak Cliff, LLC	Texas
	Sterling Falcon, LLC	Minnesota
	Sterling Georgetown, LLC	Minnesota
	Sterling Highland, LLC	North Dakota
****	Sterling Northland, LLC	Minnesota
	Sterling Parkwest, LLC	North Dakota
	Sterling Pointe Apartments, LLC	North Dakota
*	Sterling Properties, LLLP	North Dakota
	Sterling Quail Creek, LLC	Missouri
	Sterling Stonefield I, LLC	North Dakota
	Sunwood Estates, LLC	North Dakota
	Twin Oaks Apartments, LLC	Minnesota
	Willow Park Apartments, LLC	North Dakota

*	41.11% ownership as of December 31, 2025
**	50% ownership as of December 31, 2025
***	60% ownership as of December 31, 2025
****	70% ownership as of December 31, 2025
*****	75% ownership as of December 31, 2025
******	99% ownership as of December 31, 2025